UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda		HM 19
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2019, Citibank Europe Plc (“CEP”), Renaissance Reinsurance Ltd. (“RRL”), ReinassanceRe Specialty U.S. Ltd. (“RRS”), Renaissance Reinsurance U.S. Inc. (“RRUS”) and Tokio Millenium Re AG (to be renamed RenaissanceRe Europe AG) (“RRE”) (each of RRL, RRS, RRUS and RRE, a “Borrower” and, collectively, the “Borrowers”) entered into a Master Agreement for Issuance of Payment Instruments, dated March 22, 2019 (the “Master Agreement”), and a Facility Letter for Issuance of Payment Instruments, dated March 22, 2019 (the “Facility Letter” and, together with the Master Agreement, the “Facility”).

The Facility is an uncommitted, unsecured letter of credit facility pursuant to which CEP or one of its correspondents may issue letters of credit in multiple currencies for the account of one or more of the Borrowers. The obligations of the Borrowers under the Facility are guaranteed by RenaissanceRe Holdings Ltd. (“RRH”).

In the Master Agreement, each Borrower makes, as to itself, representations and warranties that are customary for facilities of this type and severally agrees that it will comply with certain informational and other undertakings, including those regarding the delivery of quarterly and annual financial statements. The Master Agreement contains events of default customary for facilities of this type. In the case of an event of default under the Facility with respect to a Borrower, CEP may exercise certain remedies with respect to such Borrower, including requiring that the relevant Borrower pledge cash collateral in an amount equal to the maximum actual and contingent liability of the issuing bank under the letters of credit issued for such Borrower under the Facility and taking certain actions with respect to the collateral pledged by such Borrower (including the sale thereof). In addition, CEP may require that the relevant Borrower pledge cash collateral if certain minimum ratings are not satisfied.

CEP and its affiliates have performed commercial banking, investment banking and advisory services for the Borrowers and their affiliates from time to time for which they have received customary fees and reimbursement of expenses. CEP and its affiliates may from time to time engage in transactions with and perform services for the Borrowers and their affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The description of the Master Agreement contained herein is qualified in its entirety by reference to the Master Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Facility Letter contained herein is qualified in its entirety by reference to the Facility Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Master Agreement for Issuance of Payment Instruments

10.2	Facility Letter for Issuance of Payment Instruments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Stephen H. Weinstein
March 25, 2019	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, Group General Counsel and Corporate Secretary